Exhibit 10.2

AETHLON MEDICAL, INC.
NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following grant of an option to purchase shares of the Common Stock of Aethlon Medical, Inc., a Nevada corporation (the “Company”):

Optionee:	Rodney S. Kenley

Grant Date:	October 27, 2010

Exercise Price:	$0.25 per share

Number of Option Shares:	1,000,000

Expiration Date:	October 27, 2020

Type of Option:	Nonqualified Stock Option

Vesting Schedule:	250,000 shall vest on October 27, 2011, 20,833 shall vest on a monthly basis thereafter for thirty five months and 20,835 shall vest on October 27, 2014.

Optionee agrees to be bound by the terms of the Stock Option Agreement attached hereto as Exhibit A.

No Employment or Service Contract.  Nothing in this Notice or in the attached Stock Option Agreement shall confer upon Optionee any right to continue in service in any capacity, including as an employee, for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s service and/or employment at any time for any reason, with or without cause.

Definitions.  All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or the Company’s 2010 Stock Incentive Plan.

Aethlon Medical, Inc.

Dated as of: October 27, 2010	By:	/s/ James A. Joyce
Name: James A. Joyce
Chairman and Chief Executive Officer

OPTIONEE

	By:	/s/ Rodney S. Kenley
Name: Rodney S. Kenley

	Address:	1402 Pearson Road Libertyville, IL 60048

ATTACHMENTS
Exhibit A - Stock Option Agreement

EXHIBIT A
AETHLON MEDICAL, INC.
STOCK OPTION AGREEMENT

RECITALS

The Board of Directors of Aethlon Medical, Inc. (the “Company”), in a telephonic Board Meeting held October 27, 2010, has deemed it fair and in the best interest of the Company and its stockholders that the Company issue to Rodney S. Kenley (the “Optionee”) an option to acquire an aggregate of 1,000,000 shares of restricted Common Stock of the Company.

All capitalized terms in this Agreement not defined herein shall have the meaning assigned to them in the attached Appendix or in the Company’s 2010 Stock Incentive Plan (the “Plan”).

AGREEMENT

NOW, THEREFORE, it is hereby agreed as follows:

1.   Grant of Option.  The Company hereby grants to the Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice.  The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price. Except as otherwise provided herein, this option shall be subject to the terms and conditions of the Plan.

2.   Option Term.  This option shall expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5.

3.   Limited Transferability. During Optionee’s lifetime, this option shall be exercisable only by Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following Optionee’s death.

4.   Dates of Exercise.  This option shall become exercisable for the Option Shares as specified in the Vesting Schedule.

5.   Cessation of Service. The exercise of this option shall be subject to the provisions of Section 6.6 of the Plan with respect to exercise after Termination of the Optionee; provided that, for the avoidance of doubt, no previously unexercisable portion of this option shall become exercisable after such Termination.

6.   Stockholder Rights. The holder of this option shall not have any rights as a stockholder of the Company with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

7.   Manner of Exercising Option.

(a)           In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, the Optionee (or any other person or persons exercising the option) must take the following actions:

(i)    Execute and deliver to the Company a written notice setting forth the number of Option Shares for which the option is exercised;

(ii)    Pay the aggregate Exercise Price for the purchased shares in cash or in one or more of the following forms:

(A)   by cancellation of indebtedness of the Company to the Optionee;

(B)    if approved by the Board, by surrender of shares that either: (1) have been owned by the Optionee for more than one year and have been paid for within the meaning of Rule 144 promulgated under the Securities Act (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by the Optionee in the public market;

(C)   if approved by the Board, by waiver of compensation due or accrued to the Optionee for services rendered;

(D)    with respect only to purchases upon exercise of an option, and provided that a public market for the Company’s stock exists:

(1)    through a “same day sale” commitment from the Optionee and a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the Optionee irrevocably elects to exercise the option and to sell a portion of the shares so purchased to pay for the Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or

(2)    through a “margin” commitment from the Optionee and an FINRA Dealer whereby the Optionee irrevocably elects to exercise the option and to pledge the Shares so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(E)    by any combination of the foregoing.  Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the written notice delivered to the Company in connection with the option exercise;

(iii)    Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option;

(iv)    Execute and deliver to the Company such written representations as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws; and

(v)    Make appropriate arrangements with the Company for the satisfaction of all federal, state and local income and employment tax withholding requirements applicable to the option exercise.

(b)    As soon as practical after the Exercise Date, the Company shall issue to or on behalf of the Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c)    In no event may this option be exercised for any fractional shares.

8.   Compliance with Laws and Regulations.

(a)    The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the OTC Bulletin Board, if applicable) on which the Common Stock may be listed for trading (or quoted) at the time of such exercise and issuance.

(b)    The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained.  The Company, however, shall use its best efforts to obtain all such approvals.

9.   Successors and Assigns.  Except to the extent otherwise provided in Paragraph 3, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Optionee, the Optionee’s assigns and the legal representatives, heirs and legatees of the Optionee’s estate.

10.   Notices.  Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices.  Any notice required to be given or delivered to the Optionee shall be in writing and addressed to the Optionee at the address indicated below the Optionee’s signature line on the Grant Notice.  All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

11.   Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to the conflict-of-laws rules thereof.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of October 27, 2010.

Aethlon Medical, Inc., a Nevada corporation

By:	/s/ James A. Joyce
James A. Joyce
Chairman and Chief Executive Officer

Optionee

By:	/s/ Rodney S. Kenley
Rodney S. Kenley

APPENDIX A

The following definitions shall be in effect under the Agreement:

1.	Agreement shall mean this Stock Option Agreement.

2.	Common Stock shall mean the Company’s common stock.

3.	Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 7 of the Agreement.

4.	Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.

5.	Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

6.	Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

7.	Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

8.	Option Shares shall mean the number of shares of Common Stock subject to the option.

9.	Vesting Schedule shall mean the vesting schedule specified in the Grant Notice pursuant to which the Option Shares shall become exercisable.